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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): APRIL 3, 2002

                                  TOROTEL, INC.

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             (Exact name of registrant as specified in its charter)

                                    MISSOURI

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                 (State or other jurisdiction of incorporation)

         1-8125                                           44-0610086

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(Commission File Number)                       (IRS Employer Identification No.)

                13402 SOUTH 71 HIGHWAY, GRANDVIEW, MISSOURI 64030

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(Address of principal executive of offices)                 (Zip Code)

Registrant's telephone number, including area code  (816) 761-6314
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                                       N/A

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          (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION.

On April 3, 2002, the Registrant ("Torotel") announced it had acquired 17 percent of the outstanding shares of Apex Innovations, Inc., a privately held company headquartered in Kansas City, Missouri. Apex offers knowledge management products and services for governmental entities that can be delivered individually or combined to create a comprehensive solution. Apex Innovations provides proprietary and third party software on a licensed or hosted basis, e-business applications, consulting and systems integration services.

CONNECTPKS-TM-, Apex Innovations' flagship product, is a knowledge-based secure Internet solution developed for local and regional governments to coordinate work across departments and jurisdictions by making project or process information constantly available to any authorized user.

Torotel's investment in Apex Innovations was a stock purchase of 4 million common shares for $1 million, of which $250,000 came from available cash and the remaining $750,000 from loan proceeds from the Caloyeras Family Partnership. Under the terms of the loan, the outstanding balance bears interest at a fixed rate of 7 percent per annum and has a maturity date of March 28, 2007. The loan requires quarterly interest only payments until maturity. The Caloyeras Family Partnership and a Caloyeras Trust also acquired 4 million shares in Apex Innovations on the same terms as Torotel.

The consideration of $1 million was determined through arms-length negotiations between Torotel, the other investors, and Apex. In reaching its determination, Torotel's Board of Directors considered a number of factors, including the following:

          1. The financial condition, results of operations and business prospects of Torotel;
          2. The financial condition, results of operations and business prospects of Apex; and
          3. The structure of the transaction and the terms of the agreement.

Torotel's Board of Directors believes the investment in Apex will result in greater financial strength, earnings power and growth potential than Torotel would have on its own.

The acquisition will be accounted for using the equity method of accounting.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

       (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           The required financial statements for Apex will be filed under cover of Form 8 no later than May 31, 2002.

       (b) PRO FORMA FINANCIAL INFORMATION

           The required pro forma financial information will be filed under cover of Form 8 no later than May 31, 2002.

       (c) EXHIBITS.

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
           EXHIBIT                                            Description
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
              1                               News Release dated April 3, 2002
              2                               Securities Purchase and Subscription Agreement
              3                               Shareholder Agreement
              4                               Registration Rights Agreement
              5                               Secured Promissory Note
              6                               Pledge Agreement
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                                        1
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TOROTEL, INC.

Date:    April 15, 2002                       By: /s/ H. James Serrone
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                                                     H. James Serrone
                                                     Vice President of Finance
                                                     ad Chief Financial Officer

                                        2
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                                  EXHIBIT INDEX

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
EXHIBIT                            DESCRIPTION                             PAGES
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
     1                 News Release dated April 3, 2002                        2

     2                 Securities Purchase and Subscription Agreement         47

     3                 Shareholder Agreement                                  19

     4                 Registration Rights Agreement                          12

     5                 Secured Promissory Note                                 8

     6                 Pledge Agreement                                        4
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